Exhibit 99.1

NewsRelease

Teledyne to Acquire Micropac

THOUSAND OAKS, Calif. and GARLAND, Texas – November 4, 2024 – Teledyne Technologies Incorporated (NYSE:TDY) (“Teledyne”) and Micropac Industries, Inc. (OTC:MPAD) (“Micropac”) jointly announced today that they have entered into a definitive merger agreement that provides for the merger of Micropac with a wholly-owned subsidiary of Teledyne. Pursuant to the terms of the merger agreement, Teledyne will acquire all of the issued and outstanding common shares of Micropac for $20.00 per share payable in cash, without interest and subject to required withholding taxes. The all-cash transaction values Micropac at approximately $57.3 million, taking into account Micropac’s net debt as of August 24, 2024.

The transaction was unanimously approved by the Boards of Directors of Teledyne and Micropac, acting upon the recommendation of a special committee established by Micropac’s Board and comprised of independent directors. Stockholders of Micropac holding approximately 75% of the outstanding shares of common stock have approved the merger agreement by written consent, and the transaction is expected to close by the end of 2024, subject to customary closing conditions.

Micropac, founded in 1963, designs and manufactures microelectronic circuits, optoelectronic components, and sensor and display assemblies, primarily for military, aerospace, and medical applications.

“We will be delighted to welcome Micropac and its employees to the Teledyne family,” said Robert Mehrabian, Executive Chairman of Teledyne. “Micropac’s products are complementary to our own, and we serve common customers in defense, space and healthcare markets.”

“Micropac is proud to be joining Teledyne, and we view the combination as a natural next step in Micropac’s evolution,” said Mark King, Chairman, President and Chief Executive Officer of Micropac. “We are looking forward to leveraging Teledyne’s additional market reach and technical capabilities, while maintaining the Micropac name and continuing to operate from our new state-of-the-art facility in Garland, Texas.”

Mesirow Financial, Inc. is acting as financial advisor to Micropac, and Haynes and Boone, LLP is serving as legal counsel to Micropac. McGuireWoods LLP is serving as legal counsel to Teledyne.

About Teledyne

Teledyne is a leading provider of sophisticated digital imaging products and software, instrumentation, aerospace and defense electronics, and engineered systems. Teledyne’s operations are primarily located in the United States, Canada, the United Kingdom, and Western and Northern Europe. For more information, visit Teledyne’s website at www.teledyne.com.

About Micropac

Founded in 1963, Micropac is a diversified, high technology company located in Garland, Texas, specializing in high reliability microcircuit products and electronic assemblies, power products, sensors, displays, optical data transport products and optoelectronic components and assemblies. Micropac develops and manufactures complete custom designs to meet specific customer applications and requirements. Our products are being used throughout the world in a wide variety of military/aerospace, space, medical and industrial applications. Visit www.micropac.com for more information.

Additional Information and Where to Find It

In connection with the proposed acquisition, Micropac intends to file relevant materials with the SEC, including Micropac’s information statement in preliminary and definitive form. Micropac stockholders are strongly advised to read all relevant documents filed with the SEC, including Micropac’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from Micropac by contacting its investor relations department at +1.972.272.3571.

Cautionary Statement Regarding Forward Looking Statements

This release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne and Micropac in the future. Forward-looking statements involve risks and uncertainties, are based on the current expectations of the management of Teledyne and Micropac and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein may include statements about the expected effects of Teledyne’s proposed acquisition of Micropac, the anticipated timing and scope of the proposed transaction and anticipated synergies related to the proposed transaction, and other strategic options. Forward-looking statements generally are accompanied by words such as “projects”, “intends”, “expects”, “anticipates”, “targets”, “estimates”, “will” and words of similar import that convey the uncertainty of future events or outcomes. All statements made in this communication that are not historical in nature should be considered forward-looking. By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future.

Actual results could differ materially from these forward-looking statements. Many factors could change anticipated results, including the occurrence of any event, change or other circumstances that could give rise to the right of Teledyne or Micropac or both to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Teledyne or Micropac in connection with the merger agreement; the failure to satisfy any of the conditions to the proposed transaction on a timely basis or at all; the inability to complete the acquisition and integration of Micropac successfully, to retain customers and key employees and to achieve operating synergies, including the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Teledyne and Micropac do business; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; changes in relevant tax and other laws; the inability to develop and market new competitive products; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards; and operating results of Micropac being lower than anticipated.

Additional factors that could cause results to differ materially from those described above can be found in Teledyne’s Annual Report on Form 10-K for the year ended December 31, 2023, and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 29, 2024, all of which are on file with the SEC and available in the “Investors” section of Teledyne’s website, teledyne.com, under the heading “Investor Information” and in other documents Teledyne files with the SEC, and in Micropac’s Annual Report on Form 10-K for the year ended November 30, 2023, and its Quarterly Reports on Form 10-Q for the periods ended February 24, May 25 and August 24, 2024, all of which are on file with the SEC and in other documents Micropac files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Teledyne nor Micropac assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Contact:	Jason VanWees +1.805.373.4542